Exhibit 99.2
3Q10 SUPPLEMENTAL INFORMATION

TABLE OF CONTENTS CORPORATE Corporate Profile | 2 Analyst Coverage | 3 Investor Relations Contacts | 3 Executive Officers | 4 33 Forward-Looking Statements and Risk Factors | 5 _ Additional Information | 5 FINANCIAL Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Normalizing Items | 13 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 25 INVESTMENT Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | 17 Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 PORTFOLIO Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Customer Descriptions | 21 MSA and Region Concentration | 22 Portfolio Performance | 23 Entrance Fee Portfolio | 23 Same Store Revenue Growth | 23 Portfolio Performance — Senior Housing | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Hospitals | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Portfolio Composition — Life Science Buildings | 30 Development Activity | 31 Development Funding Projections | 31 Development Project Conversion Estimates | 31 Unstabilized Properties | 32 Portfolio Trends | 33 GLOSSARY Glossary | 34 Supplemental Reporting Measures | 37

CORPORATE

HEALTH CARE REIT, INC., founded in 1970, is a leading investor in senior living and health care real estate. The company, with an enterprise value of $10.4 billion, has a portfolio that spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life sciences facilities. The company adds value to its clients by providing comprehensive services including planning, developing, managing, repositioning, and monetizing real estate assets.

Data as of:	September 30, 2010				
NYSE Symbol:	HCN	Enterprise Value (1):	$10.4 billion	Investment Concentration*	
Closing Price:	$47.34	Gross Real Estate Assets (1):	$8.3 billion	Top 5 Customers (1)	29%
52 Week Hi/Lo:	$48.54/$38.42	Debt to Market Capitalization:	34%	Top 5 States (1)	46%
Dividend/Yield:	$2.76/5.83%	Debt to Book Capitalization:	45%	* % of total investments	
Shares Outstanding:	135 million				

RELATIONSHIP FOCUSED, LONG-TERM STRATEGY

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. Throughout the company's 40-year history, it has been a long-term capital provider and partner adding value to its clients through comprehensive planning, development and property management services. The relationship with Health Care REIT enables our tenants to grow profitably, while concentrating on what they do best – providing quality care to patients and residents.

SPEED AND CERTAINTY OF EXECUTION

Health Care REIT's experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $5.6 billion in capital in the last five years, including $998 million in 2009 and $2.0 billion during the nine months ended September 30, 2010. The company's $1.15 billion line of credit ensures new investments will be funded on time.

DEVELOPMENT FUNDING
$ millions


$308
$621
$555
$320
$214
2007
2008
2009
2010E (2)
Future (2)

GROSS REAL ESTATE ASSETS (1)
$ millions


$3,131
$4,477
$5,498
$6,462
$6,764
$9,064
2005
2006
2007
2008
2009
2010E (3)

Notes:
(1) Includes joint venture investments.
(2) Represents projected future funding for projects underway as of September 30, 2010.
(3) Based on mid-point of HCN 2010 net investment guidance of $2.1 billion to $2.5 billion.

2

CORPORATE

SECURE DIVIDEND

Health Care REIT maintains a commitment to conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 158 consecutive quarterly dividends during its 40-year history and remains focused on delivering attractive stockholder returns.

GROWTH SINCE INCEPTION*


$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
71 75 79 83 87 91 95 99 03 07

*value of $10,000 investment made 6/30/1971, assuming reinvestment of dividends

SOLID DIVIDEND PAYMENT RECORD*


$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
71 74 77 80 83 86 89 92 95 98 01 04 07 10

*adjusted for stock splits

TOTAL RETURNS*

1 year	20.8%
3 years	8.9%
5 years	11.9%
10 years	18.6%
20 years	16.5%
Since inception	16.0%

*assumes reinvestment of dividends

ANALYST COVERAGE

Robert W. Baird & Co.
Bank of America Merrill Lynch
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Edward Jones
Fagenson & Co., Inc.
Goldman Sachs & Co.
Green Street Advisors, Inc.
J.J.B. Hilliard, W.L. Lyons, LLC
Jefferies & Company, Inc.
J.P. Morgan Securities Inc.
KeyBanc Capital Markets Inc.
Morgan Keegan & Co., Inc.
Raymond James & Associates, Inc.
Stifel Nicolaus & Company, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

INVESTOR RELATIONS

ANALYST / INVESTOR CONTACT
Scott A. Estes
EVP & CFO
sestes@hcreit.com

Michael A. Crabtree
SVP & Treasurer
mcrabtree@hcreit.com

GENERAL INQUIRIES
Erin C. Ibele
SVP-Administration & Corporate Secretary
info@hcreit.com

3

George L. Chapman Chairman, Chief Executive Officer & President CORPORATE Mr. Chapman is Chairman, Chief Executive Officer and President of the company. Mr. Chapman served as Chairman and Chief Executive Officer of the company from October 1996 to January 2009. He assumed the additional title of President of the company in January 2009. Mr. Chapman previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Scott A. Estes EVP & Chief Financial Officer Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. Charles J. Herman, Jr. EVP & Chief Investment Officer Mr. Herman has served as Executive Vice President and Chief Investment Officer of the company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991. Jeffrey H. Miller EVP — Operations & General Counsel Mr. Miller has served as Executive Vice President and General Counsel of the company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. He served as Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP. John T. Thomas EVP — Medical Facilities Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. He served as President and Chief Development Officer of Cirrus Health from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Forward-Looking Statements and Risk Factors CORPORATE This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 3, 2010 and other information filed with, or furnished to, the S ecurities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliation of Non-GAAP measures are an integral part of the information presented herein. You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. 5

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) September 30, 2010 2009 Assets Real estate investments: Real property owned Land and land improvements $668,135 $523,107 Buildings and improvements 6,350,167 4,933,561 Acquired lease intangibles 223,349 121,059 Real property held for sale, net of accumulated depreciation 16,928 37,118 Construction in progress 286,366 638,507 Gross real property owned 7,544,945 6,253,352 Less accumulated depreciation and amortization (804,651) (664,415) Net real property owned 6,740,294 5,588,937 Real estate loans receivable (1) 416,570 494,877 Less allowance for losses on loans receivable (1,190) (7,640) Net real estate loans receivable 415,380 487,237 Net real estate investments 7,155,674 6,076,174 Other assets: Equity investments 213,163 3,020 Deferred loan expenses 29,529 24,755 Cash and cash equivalents 181,147 102,353 Restricted cash 61,224 17,493 Receivables and other assets (2) 252,330 179,523 Total other assets 737,393 327,144 Total assets $7,893,067 $6,403,318 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $ — $143,000 Senior unsecured notes 2,585,961 1,651,916 Secured debt 885,494 625,571 Accrued expenses and other liabilities 201,529 146,681 Total liabilities 3,672,984 2,567,168 Equity: Preferred stock 275,000 288,683 Common stock 135,046 122,870 Capital in excess of par value 4,429,425 3,878,872 Treasury stock (11,352) (7,619) Cumulative net income 1,636,589 1,510,449 Cumulative dividends (2,329,215) (1,968,336) Accumulated other comprehensive income (11,459) (4,942) Other equity 5,972 5,551 Total Health Care REIT, Inc. stockholders’ equity 4,130,006 3,825,528 Noncontrolling interests 90,077 10,622 Total equity 4,220,083 3,836,150 Total liabilities and equity $7,893,067 $6,403,318 Notes: (1) Includes non-accrual loan balances of $10,889,000 and $72,365,000 at September 30, 2010 and 2009, respectively. (2) Includes net straight-line receivable balances of $86,606,000 and $57,911,000 at September 30, 2010 and 2009, respectively. 6

FINANCIAL Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended Nine Months Ended September 30, September 30, 2010 2009 2010 2009 Revenues: Rental income $152,127 $128,527 $441,337 $379,326 Resident fees and service 12,809 - 12,809 — Interest income 10,054 10,528 28,437 30,639 Other income 1,156 1,089 4,802 3,810 Total revenues 176,146 140,144 487,385 413,775 Expenses: Interest expense 44,408 27,595 110,703 79,428 Property operating expenses 20,849 12,153 45,859 34,441 Depreciation and amortization 48,565 39,187 138,321 114,446 General and administrative expenses 11,628 10,363 40,331 38,784 Transaction costs 18,835 — 27,301 — Loss (gain) on extinguishment of debt 9,099 26,374 34,171 24,697 Provision for loan losses 28,918 — 28,918 140 Total expenses 182,302 115,672 425,604 291,936 Income from continuing operations before income taxes and income from unconsolidated joint ventures (6,156) 24,472 61,781 121,839 Income tax expense (52) 55 (325) (17) Income from unconsolidated joint ventures 1,899 — 4,496 — Income from continuing operations (4,309) 24,527 65,952 121,822 Discontinued operations: Gain (loss) on sales of properties 10,526 (806) 20,559 26,907 Impairment of assets (947) (1,873) (947) (1,873) Income from discontinued operations, net 511 2,837 2,973 9,233 Discontinued operations, net 10,090 158 22,585 34,267 Net income 5,781 24,685 88,537 156,089 Less: Preferred stock dividends 5,347 5,520 16,340 16,560 Net income (loss) attributable to noncontrolling interests (690) 35 (383) 40 Net income attributable to common stockholders $1,124 $19,130 $72,580 $139,489 Average number of common shares outstanding: Basic 125,298 114,874 124,132 111,345 Diluted 125,842 115,289 124,660 111,749 Net income attributable to common stockholders per share: Basic $0.01 $0.17 $0.58 $1.25 Diluted $0.01 $0.17 $0.58 $1.25 Common dividends per share $0.69 $0.68 $2.05 $2.04 7

FINANCIAL

Funds From Operations Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2010	2009	2010	2009
Net income attributable to common stockholders	**$ 1,124**	**$ 19,130**	**$ 72,580**	**$ 139,489**
Depreciation and amortization (1)	49,106	41,085	140,137	123,143
Loss (gain) on sales of properties	(10,526)	806	(20,559)	(26,907)
Noncontrolling interests (2)	(1,292)	(88)	(1,547)	(262)
Unconsolidated joint ventures (3)	2,696	-	5,794	-
Funds from operations	**41,108**	**60,933**	**196,405**	**235,463**
Normalizing items, net (4)	58,321	28,247	94,590	30,619
Funds from operations — normalized	**$ 99,429**	**$ 89,180**	**$ 290,995**	**$ 266,082**
Average common shares outstanding:				
Basic	125,298	114,874	124,132	111,345
Diluted	125,842	115,289	124,660	111,749
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.01	$ 0.17	$ 0.58	$ 1.25
Diluted	$ 0.01	$ 0.17	$ 0.58	$ 1.25
Funds from operations				
Basic	$ 0.33	$ 0.53	$ 1.58	$ 2.11
Diluted	$ 0.33	$ 0.53	$ 1.58	$ 2.11
Funds from operations — normalized				
Basic	$ 0.79	$ 0.78	$ 2.34	$ 2.39
Diluted	$ 0.79	$ 0.77	$ 2.33	$ 2.38
FFO Payout Ratio				
Dividends per share	$ 0.69	$ 0.68	$ 2.05	$ 2.04
FFO per diluted share	$ 0.33	$ 0.53	$ 1.58	$ 2.11
FFO payout ratio	209%	128%	130%	97%
FFO Payout Ratio — Normalized				
Dividends per share	$ 0.69	$ 0.68	$ 2.05	$ 2.04
FFO per diluted share — normalized	$ 0.79	$ 0.77	$ 2.33	$ 2.38
FFO payout ratio — normalized	87%	88%	88%	86%

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests' share of transaction costs and depreciation and amortization.

(3) Represents HCN's share of unconsolidated joint venture's depreciation and amortization.

(4) See page 13 for schedule of normalizing items.

8

FINANCIAL

Funds Available for Distribution Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2010	2009	2010	2009
Net income attributable to common stockholders	**$ 1,124**	**$ 19,130**	**$ 72,580**	**$ 139,489**
Depreciation and amortization (1)	49,106	41,085	140,137	123,143
Loss (gain) on sales of properties	(10,526)	806	(20,559)	(26,907)
Noncontrolling interests (2)	(1,343)	(99)	(1,633)	(311)
Unconsolidated joint ventures (3)	1,120	-	2,335	-
Gross straight-line rental income	(3,816)	(4,571)	(12,414)	(14,499)
Prepaid/straight-line rent receipts	2,146	8,319	6,214	23,463
Amortization related to above/(below) market leases, net	(816)	(620)	(2,112)	(1,344)
Non-cash interest expense	4,258	2,895	10,759	8,511
Cap-ex, tenant improvements, lease commissions	(4,840)	(3,637)	(13,671)	(8,795)
Funds available for distribution	**36,413**	**63,308**	**181,636**	**242,750**
Normalizing items, net (4)	58,321	28,247	94,590	30,619
Prepaid/straight-line rent receipts	(2,146)	(8,319)	(6,214)	(23,463)
Funds available for distribution — normalized	**$ 92,588**	**$ 83,236**	**$ 270,012**	**$ 249,906**
Average common shares outstanding:				
Basic	125,298	114,874	124,132	111,345
Diluted	125,842	115,289	124,660	111,749
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.01	$ 0.17	$ 0.58	$ 1.25
Diluted	$ 0.01	$ 0.17	$ 0.58	$ 1.25
Funds available for distribution				
Basic	$ 0.29	$ 0.55	$ 1.46	$ 2.18
Diluted	$ 0.29	$ 0.55	$ 1.46	$ 2.17
Funds available for distribution — normalized				
Basic	$ 0.74	$ 0.72	$ 2.18	$ 2.24
Diluted	$ 0.74	$ 0.72	$ 2.17	$ 2.24
FAD Payout Ratio				
Dividends per share	$ 0.69	$ 0.68	$ 2.05	$ 2.04
FAD per diluted share	$ 0.29	$ 0.55	$ 1.46	$ 2.17
FAD payout ratio	238%	124%	140%	94%
FAD Payout Ratio — Normalized				
Dividends per share	$ 0.69	$ 0.68	$ 2.05	$ 2.04
FAD per diluted share — normalized	$ 0.74	$ 0.72	$ 2.17	$ 2.24
FAD payout ratio — normalized	93%	94%	94%	91%

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests' share of transaction costs, depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(3) Represents HCN's share of unconsolidated joint venture's depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(4) See page 13 for schedule of normalizing items.

9

FINANCIAL

Adjusted EBITDA Reconciliation *

(dollars in thousands)

	Twelve Months Ended				
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Net income	**$ 183,478**	**$ 192,927**	**$ 157,976**	**$ 144,282**	**$ 125,377**
Interest expense (3)	116,406	109,772	111,746	121,964	138,116
Income tax expense	152	168	201	368	475
Depreciation and amortization (3)	165,292	164,923	167,177	173,897	181,918
Stock-based compensation (4)	10,525	9,633	10,619	10,736	10,669
Provision for loan losses	234	23,261	23,121	23,121	52,039
Loss (gain) on extinguishment of debt	24,696	25,107	44,822	51,857	34,582
Adjusted EBITDA	**$ 500,783**	**$ 525,791**	**$ 515,662**	**$ 526,225**	**$ 543,176**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 116,406	$ 109,772	$ 111,746	$ 121,964	$ 138,116
Capitalized interest (5)	39,301	41,170	38,381	32,631	26,313
Non-cash interest expense	(11,410)	(11,898)	(11,967)	(12,782)	(14,145)
Total interest	**$ 144,297**	**$ 139,044**	**$ 138,160**	**$ 141,813**	**$ 150,284**
Adjusted EBITDA	$ 500,783	$ 525,791	$ 515,662	$ 526,225	$ 543,176
Adjusted interest coverage ratio	**3.47x**	**3.78x**	**3.73x**	**3.71x**	**3.61x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 144,297	$ 139,044	$ 138,160	$ 141,813	$ 150,284
Secured debt principal amortization	8,810	9,292	10,464	12,612	14,333
Preferred dividends	22,101	22,079	22,064	22,032	21,860
Total fixed charges	**$ 175,208**	**$ 170,415**	**$ 170,688**	**$ 176,457**	**$ 186,477**
Adjusted EBITDA	$ 500,783	$ 525,791	$ 515,662	$ 526,225	$ 543,176
Adjusted fixed charge coverage ratio	**2.86x**	**3.09x**	**3.02x**	**2.98x**	**2.91x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,420,487	$ 2,414,022	$ 2,828,487	$ 3,154,763	$ 3,471,455
Less: cash and cash equivalents	(102,353)	(35,476)	(36,558)	(55,423)	(181,147)
Net debt	**$ 2,318,134**	**$ 2,378,546**	**$ 2,791,929**	**$ 3,099,340**	**$ 3,290,308**
Adjusted EBITDA	500,783	525,791	515,662	526,225	543,176
Net debt to adjusted EBITDA ratio	**4.63x**	**4.52x**	**5.41x**	**5.89x**	**6.06x**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.

(3) Interest expense and depreciation and amortization include discontinued operations.

(4) Stock-based compensation expense was $1,010,000 and $9,757,000 for the three and nine months ended September 30, 2010, respectively.

(5) Capitalized interest was $3,656,000 and $16,008,000 for the three and nine months ended September 30, 2010, respectively.

10

FINANCIAL Net Operating Income Reconciliation * (dollars in thousands) Three Months Ended Nine Months Ended September 30, September 30, 2010 2009 2010 2009 Total revenues: Senior housing and care: Rental income (2): Senior housing $56,162 $47,446 $164,723 $142,828 Skilled nursing 41,496 41,983 123,425 126,693 Sub-total rental income 97,658 89,429 288,148 269,521 Resident fees and service 12,809 — 12,809 — Interest income 9,179 9,266 26,583 26,899 Other income 698 557 2,726 1,921 Total senior housing and care income 120,344 99,252 330,266 298,341 Medical facilities: Rental income (2): Medical office 43,758 35,008 125,903 100,854 Hospitals 13,313 10,884 36,578 34,188 Life sciences (1) 10,401 — 23,481 — Sub-total rental income 67,472 45,892 185,962 135,042 Interest income 875 1,262 1,853 3,740 Other income 227 332 800 951 Total medcial facilities income 68,574 47,486 188,615 139,733 Non-segment/corporate other income 231 200 1,276 938 Total revenues 189,149 146,938 520,157 439,012 Property operating expenses: Senior housing and care 7,993 — 7,993 - Medical facilities (1,2) 16,864 12,974 47,404 37,000 Non-segment/corporate — - — - Total property operating expenses 24,857 12,974 55,397 37,000 Net operating income: Senior housing and care 112,351 99,252 322,273 298,341 Medical facilities 51,710 34,512 141,211 102,733 Non-segment/corporate 231 200 1,276 938 Net operating income $164,292 $133,964 $464,760 $402,012 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Includes HCN’s share of revenues and expenses from unconsolidated joint ventures. Please see page 30 for additional information. (2) The three months ended September 30, 2010 includes the following amounts (in thousands): Rental income from discontinued operations: Skilled nursing $2,301 Medical office 301 Total $2,602 Non-cash rental income from continuing operations: Senior housing $1,246 Skilled nursing (55) Hospitals 182 Medical office 2,453 Life sciences (1) 1,155 Total $4,981 Property operating expenses from discontinued operations: Medical office $451 Hospitals 522 Total $973 11

FINANCIAL

Outlook Reconciliation: Year ended December 31, 2010

(amounts in thousands except per share data)

	Prior Outlook		Current Outlook	
	Low	High	Low	High
Investments:				
Acquisitions/Joint Ventures	$1,500,000	$1,800,000	$2,000,000	$2,300,000
Development	300,000	400,000	300,000	400,000
Gross new investments	1,800,000	2,200,000	2,300,000	2,700,000
Dispositions	(300,000)	(300,000)	(200,000)	(200,000)
Net new investments	1,500,000	1,900,000	2,100,000	2,500,000
FFO Reconciliation*				
Net income attributable to common stockholders	**$ 165,699**	**$ 174,449**	**$ 124,304**	**$ 128,054**
Loss (gain) on sales of properties	(10,033)	(10,033)	(20,559)	(20,559)
Depreciation and amortization (1)	193,500	193,500	194,400	194,400
Noncontrolling interests (2)	(2,185)	(2,185)	(3,235)	(3,235)
Unconsolidated joint ventures (3)	8,500	8,500	8,500	8,500
Funds from operations	**$ 355,481**	**$ 364,231**	**$ 303,410**	**$ 307,160**
Normalizing items, net (4)	36,269	36,269	94,590	94,590
Funds from operations - normalized	**$ 391,750**	**$ 400,500**	**$ 398,000**	**$ 401,750**
Per share data (diluted):				
Net income attributable to common stockholders	**$ 1.33**	**$ 1.40**	**$ 0.98**	**$ 1.01**
Funds from operations	**2.84**	**2.91**	**2.38**	**2.41**
Funds from operations - normalized	**3.13**	**3.20**	**3.13**	**3.16**
FAD Reconciliation*				
Net income attributable to common stockholders	**$ 165,699**	**$ 174,449**	**$ 124,304**	**$ 128,054**
Loss (gain) on sales of properties	(10,033)	(10,033)	(20,559)	(20,559)
Depreciation and amortization (1)	193,500	193,500	194,400	194,400
Gross straight-line rental income	(16,500)	(16,500)	(16,000)	(16,000)
Prepaid/straight-line rent receipts	4,068	4,068	6,214	6,214
Amortization related to above (below) market leases, net	(3,300)	(3,300)	(3,200)	(3,200)
Non-cash interest expense	14,000	14,000	14,750	14,750
Cap-ex, tenant improvements, lease commissions	(20,000)	(20,000)	(20,000)	(20,000)
Noncontrolling interests (2)	(2,225)	(2,225)	(3,275)	(3,275)
Unconsolidated joint ventures (3)	3,500	3,500	3,500	3,500
Funds available for distribution	**$ 328,709**	**$ 337,459**	**$ 280,134**	**$ 283,884**
Normalizing items, net (4)	36,269	36,269	94,590	94,590
Prepaid/straight-line rent receipts	(4,068)	(4,068)	(6,214)	(6,214)
Funds available for distribution - normalized	**$ 360,910**	**$ 369,660**	**$ 368,510**	**$ 372,260**
Per share data (diluted):				
Net income attributable to common stockholders	**$ 1.33**	**$ 1.40**	**$ 0.98**	**$ 1.01**
Funds available for distribution	**2.63**	**2.70**	**2.20**	**2.23**
Funds available for distribution - normalized	**2.89**	**2.96**	**2.89**	**2.92**

Notes:
* Please see discussion of Supplemental Reporting Measures on page 37.
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) Represents noncontrolling interests' share of FFO/FAD adjustments.
(3) Represents HCN's share of FFO/FAD adjustments for unconsolidated joint ventures.
(4) See page 13 for schedule of normalizing items.

12

FINANCIAL

Normalizing Items *

(amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2010	2009	2010	2009
Impairment of assets	$ 947	$ 1,873	$ 947	$ 1,873
Transaction costs	18,835	-	27,301	-
Non-recurring G&A expenses	-	-	2,853	3,909
Loss (gain) on extinguishment of debt	9,099	26,374	34,171	24,697
Provision for loan losses	28,918	-	28,918	140
Held for sale hospital operating expenses	522	-	1,400	-
Non-recurring other income	-	-	(1,000)	-
Total	**$ 58,321**	**$ 28,247**	**$ 94,590**	**$ 30,619**
Average diluted shares outstanding	125,842	115,289	124,660	111,749
Net amount per diluted share	$ 0.46	$ 0.25	$ 0.76	$ 0.27

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)							
Year	Senior Housing	Skilled Nursing	Hospitals	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2010	$ -	$ -	$ -	$ 4,297	$ 4,297	$ 140	$ 4,437	0.8%
2011	988	-	-	9,179	10,167	7,760	17,927	3.2%
2012	5,549	6,202	-	11,556	23,307	1,039	24,346	4.4%
2013	566	-	-	9,172	9,738	14,172	23,910	4.3%
2014	2,859	6,349	-	10,482	19,690	4,444	24,134	4.3%
2015	-	2,014	-	10,442	12,456	1,277	13,733	2.5%
2016	-	4,422	-	11,806	16,228	437	16,665	3.0%
2017	14,682	3,201	2,350	7,180	27,413	2,816	30,229	5.4%
2018	35,202	15,637	-	2,608	53,447	1,501	54,948	9.9%
2019	16,035	18,465	-	9,260	43,760	629	44,389	8.0%
Thereafter	108,969	94,369	50,895	44,343	298,576	4,062	302,638	54.2%
	$ 184,850	**$ 150,659**	**$ 53,245**	**$ 130,325**	**$ 519,079**	**$ 38,277**	**$ 557,356**	**100.0%**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,3)	Secured Debt (2,4)	Consolidated Debt	% of Total	Joint Ventures (5)	Combined Debt	% of Total
2010	$ -	$ -	$ 4,927	$ 4,927	0.1%	$ 894	$ 5,821	0.2%
2011	-	-	53,611	53,611	1.5%	25,284	78,895	2.2%
2012	-	76,853	73,540	150,393	4.3%	37,905	188,298	5.1%
2013	-	300,000	52,987	352,987	10.1%	27,015	380,002	10.4%
2014	-	-	166,407	166,407	4.7%	23,000	189,407	5.2%
2015	-	250,000	93,371	343,371	9.8%	832	344,203	9.4%
2016	-	300,000	95,517	395,517	11.3%	39,967	435,484	11.9%
Thereafter	-	1,688,077	356,905	2,044,982	58.2%	-	2,044,982	55.6%
Totals	**$ -**	**$2,614,930**	**$ 897,265**	**$3,512,195**	**100.0%**	**$ 154,897**	**$3,667,092**	**100.0%**
Weighted Avg Interest Rate (6)	**0.9%**	**5.2%**	**6.1%**	**5.4%**		**7.1%**	**5.5%**	
Weighted Avg Maturity (3)	**0.8**	**9.8**	**10.1**	**9.9**		**3.4**	**9.6**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 2,614,930	74.5%	$ 2,614,930	71.3%
Secured debt	826,615	23.5%	981,512	26.8%
Total fixed	**$ 3,441,545**	**98.0%**	**$ 3,596,442**	**98.1%**
Floating Rate Debt				
Line of credit	$ -	0.0%	$ -	0.0%
Secured debt	70,650	2.0%	70,650	1.9%
Total floating	**$ 70,650**	**2.0%**	**$ 70,650**	**1.9%**
Total debt	**$ 3,512,195**	**100.0%**	**$ 3,667,092**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $1.15 million at September 30, 2010. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 5.3 years and 6.5 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) Secured debt includes $377,861,000 related to HCN's 80/20 partnership with Merrill Gardens.

(5) Represents HCN's share of secured debt of unconsolidated joint ventures.

(6) Line of credit interest rate represents 1-month LIBOR + 60 bps at September 30, 2010. Senior notes and secured debt average interest rate represents the face value note rate.

14

Current Capitalization FINANCIAL (amounts in thousands except per share data) Consolidated % of Total Book Capitalization Line of credit $0.0% — Long-term debt obligations 3,471,455 45.1% Debt to consolidated book capitalization (1) 3,471,455 45.1% Total equity 4,220,083 54.9% Consolidated book capitalization $7,691,538 100.0% HCN share of unconsolidated joint venture debt 154,897 Total book capitalization $7,846,435 Undepreciated Book Capitalization Line of credit $0.0% — Long-term debt obligations 3,471,455 40.9% Debt to consolidated undepreciated book capitalization 3,471,455 40.9% Accumulated depreciation and amortization 804,651 9.4% Total equity 4,220,083 49.7% Consolidated undepreciated book capitalization $8,496,189 100.0% HCN share of unconsolidated joint venture debt 154,897 Total undepreciated book capitalization $8,651,086 Enterprise Value Line of credit $0.0% — Long-term debt obligations 3,471,455 33.9% Debt to consolidated enterprise value 3,471,455 33.9% Common shares outstanding 135,010 Period end share price $47.34 Common equity market capitalization 6,391,373 62.5% Noncontrolling interests 90,077 0.9% Preferred stock 275,000 2.7% Consolidated enterprise value $10,227,905 100.0% HCN share of unconsolidated joint venture debt 154,897 Total enterprise value $10,382,802 Secured Debt as % of Total Assets (2) Secured debt $885,494 11.2% Total assets $7,893,067 Total Debt as % of Total Assets (3) Total debt $3,471,455 44.0% Total assets $7,893,067 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $6,662,958 257.7% Unsecured debt $2,585,961 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%. 15

INVESTMENT Gross Investment Activity 17 Third Quarter 2010 Investment Per Beds / Units / Square Amount Bed / Unit / Initial Properties Feet ($000) Square Foot Cash Yield Real Property Acquisitions Senior housing — operating (1) 25 2,693 units $510,000 $189,380 7.5% Combination - rental 5 673 units 110,280 163,863 8.1% Total acquisitions 30 $620,280 7.6% Construction in Progress Development projects: Combination — rental 4 565 units $6,416 Freestanding dementia care 1 25 units 1,275 Hospitals 3 202 beds 19,490 Medical office buildings 6 777,712 sf 31,120 Total development projects 14 58,301 Expansion projects: CCRC — entrance fee 4 73 units 1,275 Combination - entrance fee 4 132 units 2,423 Hospitals 1 31 beds 4,795 Total expansion projects 9 8,493 Total construction in progress 23 66,794 Capital improvements to existing properties 4,672 8.8% Loan advances 10,716 7.2% Gross investments $702,462 Notes: (1) Represents Merrill Gardens transaction at a yield of 7.5% based on the midpoint of projected 2011 NOI yield. 16

INVESTMENT Gross Investment Activity Year-to-date 2010 Investment Per Beds / Units / Square Amount Bed / Unit / Initial Properties Feet ($000) Square Foot Cash Yield Real Property Acquisitions Senior housing — operating (1) 25 2,693 units $510,000 $189,380 7.5% Combination - rental 7 933 units 142,580 152,819 8.1% Freestanding assisted living 7 478 units 72,750 152,197 8.3% Freestanding dementia care 1 42 units 3,800 90,476 8.3% Medical office buildings 19 1,254,421 sf 213,430 170 9.1% Total acquisitions 59 $942,560 8.0% Construction in Progress Development projects: CCRC — entrance fee 1 288 units $11,685 Combination — entrance fee 1 144 units 5,447 Combination — rental 9 1,088 units 31,163 Freestanding dementia care 2 109 units 6,391 Hospitals 4 262 beds 89,136 Medical office buildings 7 839,025 sf 91,042 Total development projects 24 234,864 Expansion projects: CCRC — entrance fee 4 73 units 2,442 Combination — entrance fee 4 132 units 4,987 Hospitals 1 31 beds 4,795 Total expansion projects 9 12,224 Total construction in progress 33 247,088 Investments in unconsolidated joint ventures 7 327,064 7.6% Capital improvements to existing properties 9,377 9.1% Loan advances 53,970 8.4% Gross investments 1,580,059 $ Notes: (1) Represents Merrill Gardens transaction at a yield of 7.5% based on the midpoint of projected 2011 NOI yield. 17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Initial Cash Yield (1)	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
July	$ -	0.0%	$ 1,931	8.3%	$ 35,744	9.3%		
August	17,300	8.5%	3,439	7.4%	566	6.0%		
September	602,980	7.6%	5,346	6.6%			71,914	11.2%
Total	**$ 620,280**	**7.6%**	**$ 10,716**	**7.2%**	**$ 36,310**	**9.3%**	**$ 71,914**	**11.2%**

Disposition Activity

(dollars in thousands)

	Third Quarter 2010		Year-to-date 2010	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 69,704	96.9%	$ 115,633	96.8%
Real estate loans receivable	2,210	3.1%	3,809	3.2%
Total	**$ 71,914**	**100.0%**	**$ 119,442**	**100.0%**
Dispositions by Property Type				
Combination - rental		0.0%	$ 19,234	16.1%
Freestanding skilled nursing	$ 69,704	96.9%	90,430	75.7%
Medical office building		0.0%	7,568	6.3%
Real estate loans receivable	2,210	3.1%	2,210	1.9%
Total	**$ 71,914**	**100.0%**	**$ 119,442**	**100.0%**

Discontinued Operations

(dollars in thousands)

	Third Quarter		Year-to-date	
	2010	2009	2010	2009
Revenues				
Rental income	$ 2,602	$ 6,794	$ 9,292	$ 25,237
Expenses				
Interest expense	577	1,238	1,817	4,748
Property operating expenses	973	821	2,686	2,559
Depreciation and amortization	541	1,898	1,816	8,697
Income / (loss) from discontinued operations, net	**$ 511**	**$ 2,837**	**$ 2,973**	**$ 9,233**

Notes:

(1) September includes $510 million acquisition related to Merrill Gardens transaction at a yield of 7.5% based on the midpoint of projected 2011 NOI yield.

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties		Investment Balance	% of Total		Committed Balance	% of Total
Investment Concentration - By Predominant Service Type							
Senior housing facilities	264	$	3,326,935	44.2%	$	3,426,883	43.8%
Skilled nursing facilities	197		1,350,142	18.0%		1,350,142	17.3%
Hospitals	31		741,008	9.9%		815,024	10.4%
Medical office buldings	142		1,738,779	23.2%		1,878,948	24.0%
Life science buildings (1)	7		349,832	4.7%		349,832	4.5%
Total	**641**	**$**	**7,506,696**	**100.0%**	**$**	**7,820,829**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities							
Senior housing & care portfolio							
CCRC - entrance fee	5	$	272,117	3.6%	$	279,872	3.6%
CCRC - rental	9		255,068	3.4%		255,068	3.3%
Combination - entrance fee	8		380,426	5.1%		395,370	5.1%
Combination - rental	106		1,058,444	14.1%		1,134,779	14.5%
Dementia care	30		163,212	2.2%		164,126	2.1%
Freestanding senior housing	63		235,712	3.1%		235,712	3.0%
Land	5		16,510	0.2%		16,510	0.2%
Other loans	-		199,973	2.6%		199,973	2.5%
Subtotal senior housing	**226**		**2,581,462**	**34.3%**		**2,681,410**	**34.3%**
Combination skilled nursing	29		227,995	3.0%		227,995	2.9%
Freestanding skilled nursing	168		992,766	13.2%		992,766	12.7%
Other loans	-		129,381	1.8%		129,381	1.7%
Subtotal skilled nursing	**197**		**1,350,142**	**18.0%**		**1,350,142**	**17.3%**
Senior housing - operating	38		745,473	9.9%		745,473	9.5%
Senior housing & care total	**461**		**4,677,077**	**62.2%**		**4,777,025**	**61.1%**
Medical facilities portfolio							
Long-term acute care	16		213,372	2.8%		213,372	2.7%
Acute care	7		370,284	4.9%		433,829	5.5%
Inpatient rehab	6		135,107	1.8%		145,578	2.0%
Land	2		11,120	0.1%		11,120	0.1%
Other loans	-		11,125	0.2%		11,125	0.1%
Subtotal hospitals	**31**		**741,008**	**9.9%**		**815,024**	**10.4%**
Medical office buldings	142		1,738,779	23.2%		1,878,948	24.0%
Life science buildings (1)	7		349,832	4.7%		349,832	4.5%
Medical facilities total	**180**		**2,829,619**	**37.8%**		**3,043,804**	**38.9%**
Total portfolio	**641**	**$**	**7,506,696**	**100.0%**	**$**	**7,820,829**	**100.0%**

Investment Metrics	Bed / Unit / Square Foot			Committed Balance ($000)		Per Bed / Unit / Square Foot
Senior housing	23,098	units	$	3,426,883	$	148,363
Skilled nursing	26,413	beds		1,350,142		51,117
Hospital	1,857	beds		815,024		438,893
Medical office	7,585,071	sf		1,878,948		248
Life science (1)				349,832		
Total			**$**	**7,820,829**		

Notes:
(1) See Life Science disclosure on page 30.

19

(dollars in thousands) Total Properties Investment Balance (1) % of Balances By Customer Merrill Gardens LLC 38 $7 45,473 9.9% Senior Living Communities, LLC 1 2 5 93,483 7.9% Aurora Health Care, Inc. 18 3 05,517 4.1% Brookdale Senior Living, Inc. 86 3 03,463 4.0% Signature Healthcare LLC 32 2 60,620 3.5% Emeritus Corporation 20 2 33,373 3.1% Senior Star Living 3 2 22,035 3.0% Life Care Centers of America, Inc. 18 1 98,931 2.7% One Lantern Senior Living LLC 9 1 62,572 2.2% Community Retirement Living 12 1 57,793 2.1% Remaining portfolio 393 4 ,323,436 57.5% Total 641 $7 ,506,696 100.0% Senior Housing Skilled Nursing Hospital Medical Office Life Science (1) Total Properties Investment Balance % of Total Balances By State California $429,477 $ - $246,536 $1 74,995 $ — 42 $8 51,008 11.3% Florida 294,614 2 13,971 — 2 58,882 — 79 7 67,467 10.2% Texas 130,433 1 71,529 1 77,586 1 90,361 — 71 6 69,909 8.9% Massachusetts 173,906 1 16,757 11,120 — 3 49,832 28 6 51,615 8.7% Washington 4 62,840 — - 2 7,245 — 21 4 90,085 6.5% Wisconsin 137,107 — 2 3,250 3 05,518 — 32 4 65,875 6.2% Ohio 150,619 1 73,479 33,350 6,754 — 30 3 64,202 4.9% Indiana 2 29,119 28,766 30,336 2 0,691 — 20 3 08,912 4.1% Tennessee 3 6,437 1 94,684 — 6 1,081 — 30 2 92,202 3.9% South Carolina 241,055 — - 1 6,232 — 9 2 57,287 3.4% Remaining portfolio 1,041,328 450,956 2 18,830 6 77,020 — 2 79 2 ,388,134 31.9% Total $3 ,326,935 $1 ,350,142 $741,008 $1 ,738,779 $349,832 641 $7 ,506,696 100.0% Senior Housing Skilled Nursing Hospital Medical Office Life Science (1) Total Properties Total NOI (2) % of Total NOI By State Texas $3,928 $4 ,811 $4 ,275 $3,470 $ — 71 $16,484 10.1% Florida 5,147 6,998 — 3 ,707 — 79 1 5,852 9.7% Massachusetts 2,896 6,341 — - 7 ,366 28 1 6,603 10.2% California 8,698 51 2 ,275 2 ,764 — 42 1 3,788 8.5% Wisconsin 3,076 — 672 6 ,769 — 32 1 0,517 6.4% Tennessee 820 6 ,465 222 1 ,140 — 30 8,647 5.3% Ohio 2,382 5,166 842 1 69 — 30 8,559 5.2% North Carolina 6,642 — - 1 74 — 54 6,816 4.2% Indiana 2 ,922 1,059 552 4 11 — 20 4,944 3.0% Nevada 2,533 — - 1 ,775 — 14 4,308 2.6% Remaining portfolio 27,464 1 4,254 4,616 1 0,284 — 2 41 56,618 34.8% Total $6 6,508 $4 5,145 $1 3,454 $3 0,663 $7 ,366 641 $1 63,136 100.0% Portfolio Concentration Notes: (1) Includes HCN’s share of unconsolidated joint ventures. (2) Represents NOI including discontinued operations for the three months ended September 30, 2010, excluding other income totaling $1,156,000. 18 20 PORTFOLIO

PORTFOLIO Top Ten Customer Descriptions Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 56 IL/AL facilities with over 6,400 units in ten states. As of September 30, 2010, the HCN portfolio consisted of 38 properties in eight states with an investment balance of $745.5 million. Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 campuses in four states. As of September 30, 2010, the HCN portfolio consisted of 12 properties in four states with an investment balance of $593.5 million. Aurora Health Care, Inc., located in Milwaukee, WI, is a private operator of over 230 hospitals, pharmacies and clinics in eastern Wisconsin. As of September 30, 2010, the HCN portfolio consisted of 18 properties with an investment balance of $305.5 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 564 facilities in 35 states with the ability to serve approximately 52,000 residents. As of September 30, 2010, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $303.5 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 65 skilled nursing facilities with over 7,600 beds. As of September 30, 2010, the HCN portfolio consisted of 32 properties in four states with an investment balance of $260.6 million. Emeritus Corporation (NYSE:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 452 communities representing capacity for approximately 45,600 residents in 43 states. As of September 30, 2010, the HCN portfolio consisted of 20 properties in 16 states with an investment balance of $233.4 million. Senior Star Living, located in Tulsa, OK, is a private operator of independent living, assisted living and Alzheimer’s memory care facilities. The company operates 10 properties in six states. As of September 30, 2010, the HCN portfolio consisted of three properties in three states with an investment balance of $222.0 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 230 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of September 30, 2010, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $198.9 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 28 assisted living and skilled nursing facilities with 2,906 units in five states. As of September 30, 2010, the HCN portfolio consisted of nine properties in three states with an investment balance of $162.6 million. Community Retirement Living, located in Chicago, IL, is a private operator of independent living, assisted living and Alzheimer’s memory care facilities. The company operates 17 facilities located in Illinois and Wisconsin. As of September 30, 2010, the HCN portfolio consisted of 12 properties in two states with an investment balance of $157.8 million. 21

PORTFOLIO Metropolitan Statistical Area Concentration (1) 19 (dollars in thousands) Top 31 Top 75 Top 100 Senior housing $1,271,147 $1,859,056 $2,091,872% of senior housing 38.2% 55.9% 62.9% Skilled nursing 407,301 722,210 787,951% of skilled nursing 30.2% 53.5% 58.4% Hospital 365,481 631,064 667,205% of hospital 49.3% 85.2% 90.0% Medical office 1,089,056 1,512,597 1,512,597% of medical office 62.6% 87.0% 87.0% Life science (2) 349,832 349,832 349,832% of life science 100.0% 100.0% 100.0% Total portfolio $3,482,817 $5,074,759 $5,409,457% of total portfolio 46.4% 67.6% 72.1% Region Concentration (dollars in thousands) Total Investment % of Properties Balance (2) Total By Region (3) South Atlantic 177 $1,558,847 20.8% Pacific 66 1,375,427 18.3% East North Central 98 1,330,985 17.7% West South Central 104 797,384 10.6% New England 40 713,522 9.5% East South Central 68 526,215 7.0% Mountain 41 506,335 6.7% Middle Atlantic 29 365,553 4.9% West North Central 18 332,428 4.5% Total 641 $7,506,696 100.0% Notes: (1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. (2) Includes HCN’s share of unconsolidated joint ventures. (3) Region definitions are derived from census bureau definitions and are itemized in the glossary. 22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (2)	TTM CAMF (2)	Facility Revenue Mix: Private Pay	Medicaid	Medicare
Stable Portfolio (1)							
Senior housing - triple net (3)	10	88.3%	1.54x	1.31x	86.4%	9.9%	3.7%
Senior housing - operating	15	92.1%	n/a	n/a	100.0%	0.0%	0.0%
Skilled nursing	24	85.2%	2.37x	1.75x	19.9%	50.4%	29.7%
Hospital	14	62.6%	2.65x	2.32x	33.9%	3.6%	62.5%
Medical office	13	93.0%	n/a	n/a	100.0%	0.0%	0.0%
Total	**14**		**2.11x**	**1.66x**			

Notes:
(1) Data as of September 30, 2010 for medical office and senior housing-operating and June 30, 2010 for remaining asset types.
(2) Represents trailing twelve month coverage metrics.
(3) Excludes entrance fee portfolio.

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance (millions)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Portfolio							
Open Properties	13	6	$652.5	1,448	51%	1,004	82%

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	3Q09 Same Store Revenue*	3Q10 Same Store Revenue*	% Change
Same Store Portfolio				
Senior housing	189	$ 39,107	$ 39,710	1.5%
Skilled nursing	195	36,506	38,017	4.1%
Hospitals	21	9,915	10,358	4.5%
Total	**405**	**$ 85,528**	**$ 88,085**	**3.0%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

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PORTFOLIO

Same Store (143 properties)
Stable

Portfolio Performance - Senior Housing

(excludes entrance fee and operating portfolios)

Trailing Twelve Month Payment Coverage Before Management Fees


1.70
1.60
1.50
1.40
1.30
1.56x
1.54x
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	(2)	-
Stable	(4)	(1)

Occupancy


95%
90%
85%
80%
75%
88.3%
88.0%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	(20)	(80)
Stable	(10)	(50)

Revenue per Occupied Unit


$4,500
$4,300
$4,100
$3,900
$3,700
$4,436
$4,435
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

(% chg)	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	2.7%	0.7%
Stable	3.3%	-0.2%

Expense per Occupied Unit


$3,000
$2,750
$2,500
$2,250
$2,000
$2,850
$2,848
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

(% chg)	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	4.0%	-0.6%
Stable	4.0%	-1.5%

25

PORTFOLIO

Portfolio Performance - Skilled Nursing

Same Store (189 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.5
2.4
2.3
2.2
2.1
2.41x
2.37x
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	8	3
Stable	4	2

Occupancy


90%
85%
80%
75%
70%
85.2%
84.7%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	60	(20)
Stable	90	(20)

Revenue per Occupied Bed


$7,100
$6,900
$6,700
$6,500
$6,300
$7,008
$6,977
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

(% chg)	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	2.9%	1.9%
Stable	3.5%	1.9%

Expense per Occupied Bed


$6,000
$5,500
$5,000
$4,500
$4,000
$5,615
$5,551
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

(% chg)	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	1.7%	0.7%
Stable	3.2%	0.6%

26

PORTFOLIO

Same Store (11 properties)
Stable

Portfolio Performance - Hospitals

Trailing Twelve Month Payment Coverage Before Management Fees


3.0
2.8
2.6
2.4
2.2
2.90x
2.65x
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	54	10
Stable	31	9

Occupancy


70%
65%
60%
55%
50%
64.6%
62.6%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

basis points	2Q10 / 2Q09	2Q10 / 1Q10
Same Store	37	(140)
Stable	35	(89)

27

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	55	3,611,196	$ 931,009	$ 24,208	$ 6,749	$ 17,459	13	94.3%
Off Campus-Affiliated	34	1,779,922	371,758	10,573	2,977	7,596	11	93.3%
Off Campus	39	1,287,756	348,034	8,894	3,130	5,764	15	88.9%
Subtotal	**128**	**6,678,874**	**1,650,801**	**43,675**	**12,856**	**30,819**	**13**	**93.0%**
Held-for-sale	4	125,781	6,524	301	451	(150)		
Development	5	657,495	63,396					
Loans	3	122,921	9,130	212	-	212		
Land	2		8,928					
Total	**142**	**7,585,071**	**$ 1,738,779**	**$ 44,188**	**$ 13,307**	**$ 30,881**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

Total MOB Performance	3Q09	4Q09	1Q10	2Q10	3Q10
Properties*	105	107	125	127	128
Square feet*	5,099,505	5,247,016	6,454,888	6,560,674	6,678,874
Investment balance*	$ 1,343,854	$ 1,389,082	$ 1,608,874	$ 1,626,012	$ 1,650,801
Occupancy*	91.2%	91.3%	92.6%	92.6%	93.0%
Total revenue*	$ 34,021	$ 35,365	$ 39,556	$ 41,946	$ 43,675
Operating expenses*	$ 12,153	$ 11,454	$ 12,513	$ 12,497	$ 12,856
NOI from continuing operations*	$ 21,868	$ 23,911	$ 27,043	$ 29,449	$ 30,819
NOI from discontinued operations	$ 415	$ 360	$ 303	$ 51	$ (150)
Total cap-ex / TI / LC	$ 3,637	$ 5,025	$ 3,771	$ 5,060	$ 4,754
Expired (square feet)* (1)	502,564	605,200	623,878	599,045	618,778
Retained (square feet)* (1)	344,538	457,718	512,078	474,588	518,829
Retention rate* (1)	68.6%	75.6%	82.1%	79.2%	83.8%

Same Store Performance*	3Q09	4Q09	1Q10	2Q10	3Q10
Properties	102	102	102	102	102
Square feet	4,521,488	4,521,488	4,521,488	4,521,488	4,519,483
Investment balance	$ 1,187,890	$ 1,181,293	$ 1,173,272	$ 1,168,103	$ 1,160,912
Occupancy	91.0%	91.5%	91.2%	91.2%	91.5%
Cash revenue	$ 30,898	$ 30,216	$ 30,159	$ 30,234	$ 30,434
Operating expenses	$ 11,840	$ 10,639	$ 11,467	$ 11,193	$ 11,285
Cash NOI	$ 19,058	$ 19,577	$ 18,692	$ 19,041	$ 19,149

Remaining Lease Expirations*	2010	2011	2012	2013	2014
Square feet	122,443	410,987	577,086	400,003	470,000
% of total portfolio	1.8%	6.2%	8.6%	6.0%	7.0%

* Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations.

Notes:

(1) Amounts represent trailing twelve months from the indicated quarter end.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

	Square Feet	% of Total
By Tenant*		
Aurora Health Care, Inc.	1,441,588	21.6%
Tenet Health Systems	276,638	4.1%
Baptist Health System, Inc	161,933	2.4%
United HealthCare Services, Inc	160,855	2.4%
Community Health Systems	159,382	2.4%
Remaining Portfolio	4,478,478	67.1%
Total	**6,678,874**	**100.0%**

*Excludes development, mortgages and held-for-sale properties.

	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
By Region*					
South Atlantic	48	1,589,693	21.0%	$ 400,032	$ 252
East North Central	21	1,571,982	20.7%	336,678	214
Middle Atlantic	14	1,072,915	14.1%	274,176	256
Pacific	13	911,736	12.0%	288,253	316
West South Central	17	899,973	11.9%	201,821	224
Mountain	15	699,907	9.2%	202,128	289
East South Central	11	610,335	8.0%	111,321	182
West North Central	3	228,530	3.1%	64,539	282
Total	**142**	**7,585,071**	**100.0%**	**$ 1,878,948**	**$ 248**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
By State					
Wisconsin	18	1,441,588	19.0%	$ 305,517	$ 212
Florida	27	967,994	12.8%	267,161	276
Texas	16	855,170	11.3%	190,361	223
New Jersey	6	698,395	9.2%	195,585	280
California	10	687,129	9.1%	202,306	294
Arizona	5	338,529	4.5%	87,962	260
Nevada	9	324,992	4.3%	107,530	331
Georgia	8	313,152	4.1%	69,693	223
Alabama	5	303,907	4.0%	39,967	132
New York	7	276,388	3.6%	56,766	205
Remaining portfolio	31	1,377,827	18.1%	356,100	258
Total	**142**	**7,585,071**	**100.0%**	**$ 1,878,948**	**$ 248**

29

PORTFOLIO

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

	1Q10A	2Q10A	3Q10A	4Q10A	1Q11A
Total Life Science Performance					
Properties	6	7	7		
Average age (years)	10	12	12		
Square feet	1,062,067	1,188,132	1,188,132		
Investment balance	$ 325,925	$ 352,385	$ 349,832		
Occupancy	100.0%	100.0%	100.0%		
Total revenues (1)	$ 3,725	$ 9,355	$ 10,401		
Operating expenses	$ 1,101	$ 2,716	$ 3,035		
NOI	$ 2,624	$ 6,639	$ 7,366		
Depreciation and amortization	$ 775	$ 2,323	$ 2,696		
Interest expense	$ 923	$ 2,114	$ 2,362		
Asset management fee	$ 158	$ 374	$ 409		
Net income (loss)	$ 768	$ 1,828	$ 1,899		
Total cap-ex / TI / LC	$ -	$ -	$ -		

	Amount	Blended Interest Rate	Weighted Average Maturity
Secured Debt (2)			
Principal balance	$ 154,897	7.1%	3.4

	Square Feet	% of Total
By Tenant		
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total (3)	1,188,132	100.0%

Notes:

(1) Include amortization of below market rents and straight-line rent of $1,155,000 for the three months ended September 30, 2010.

(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

30

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/09	2010 YTD Funding	2010 YTD Conversions	CIP Balance at 9/30/2010
Development Properties						
CCRC - entrance fee	1	288	$ 99,749	$ 11,685	$ (111,434)	$ -
Combination - entrance fee	1	144	49,543	5,447	(54,990)	-
Combination - rental	9	1,088	79,009	31,163	(91,407)	18,765
Freestanding dementia care	2	109	8,225	6,391	(11,430)	3,186
Hospital	4	262	189,416	89,136	(96,829)	181,723
Medical office	7	839,025	21,498	91,042	(49,144)	63,396
Sub-total	**24**		**$ 447,440**	**$ 234,864**	**$ (415,234)**	**$ 267,070**
Expansion Projects						
CCRC - entrance fee	4	73	$ 3,355	$ 2,442	$ (776)	$ 5,021
Combination - entrance fee	4	132	6,037	4,987	(1,544)	9,480
Hospital	1	31	-	4,795	-	4,795
Sub-total	**9**		**9,392**	**12,224**	**(2,320)**	**19,296**
Total	**33**		**$ 456,832**	**$ 247,088**	**$ (417,554)**	**$ 286,366**

Development Funding Projections *

(dollars in thousands)

	Projects	Beds / Units / Square Feet	Initial Yield	Projected Future Funding: 2010 Funding	2011 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
Combination - rental	4	565	8.5%	$ 11,224	$ 65,111	$ -	$ 76,335	$ 95,100
Freestanding dementia care	1	25	9.3%	914	-	-	914	4,100
Hospital	3	202	9.5%	22,975	46,077	-	69,052	250,775
Medical office	5	657,495	8.6%	37,702	90,149	12,318	140,169	203,565
Total	**13**			**$ 72,815**	**$201,337**	**$ 12,318**	**$ 286,470**	**$553,540**

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions

	Amount	Projected Initial Cash Yields (1)
1Q10 actual	$ 162,727	7.2%
2Q10 actual (2)	217,014	9.2%
3Q10 actual	35,492	9.3%
4Q10 estimate	4,100	9.3%
1Q11 estimate	102,600	9.3%
2Q11 estimate	262,275	9.3%
3Q11 estimate	-	0.0%
4Q11 estimate	95,100	8.5%
Total	**$ 879,308**	

Annual Conversions

	Amount	Projected Initial Cash Yields (1)
2010 estimate (2)	$ 419,333	8.2%
2011 estimate	459,975	9.1%
2012 estimate	89,465	8.3%
2013 estimate	-	0.0%
2014+ estimate	-	0.0%
Total	**$ 968,773**	

Notes:
* Excludes expansion projects
(1) Actual initial yields may be higher if the underlying market rates increase.
(2) Yields exclude a $111,434,000 CCRC project that converted in June but was in transition to a new operator as of June 30, 2010.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	6/30/10 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	9/30/10 Properties
CCRC - entrance fee	3	0	0	0	3
CCRC - rental	3	0	0	0	3
Combination - entrance fee	7	0	0	0	7
Combination - rental	20	(2)	0	4	22
Freestanding assisted living	2	0	0	0	2
Freestanding dementia care	4	0	0	0	4
Freestanding skilled nursing	2	0	0	0	2
Long term acute care hospital	3	0	0	0	3
Acute care hospital	1	0	0	0	1
Total	**45**	**(2)**	**0**	**4**	**47**

Property Type	9/30/10 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	3	644	$ 206,146	2.7%
CCRC - rental	3	1,017	194,207	2.6%
Combination - entrance fee	7	1,156	322,590	4.3%
Combination - rental	22	2,953	510,202	6.8%
Freestanding assisted living	2	157	22,597	0.3%
Freestanding dementia care	4	228	36,067	0.5%
Freestanding skilled nursing	2	240	32,493	0.4%
Long term acute care hospital	3	152	42,790	0.6%
Acute care hospital	1	60	98,433	1.3%
Total	**47**	**6,607**	**$ 1,465,525**	**19.5%**

Occupancy	6/30/10 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	9/30/10 Properties
0 - 50%	29	(1)	0	2	(8)	22
50% - 70%	12	(1)	0	1	4	16
70% +	4	0	0	1	4	9
Total	**45**	**(2)**	**0**	**4**	**0**	**47**

Occupancy	9/30/10 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	22	15	$ 60,958	10.9%	$ 862,131	11.5%
50% - 70%	16	23	30,120	5.4%	344,601	4.6%
70% +	9	30	20,857	3.7%	258,793	3.4%
Total	**47**	**21**	**$ 111,935**	**20.1%**	**$ 1,465,525**	**19.5%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

Portfolio Trends Customer Concentration Trend (1) Property Type Trend (2) Payor Mix Trend (3) 42.5% 29.4% 20% 25% 30% 35% 40% 45% 12/31/2007 12/31/2008 12/31/2009 9/30/2010 Top 10 Top 5 43.8% 24.0% 17.3% 10.4% 4.5% 0% 10% 20% 30% 40% 50% 12/31/2007 12/31/2008 12/31/2009 9/30/2010 SNH MOB SNF HOS LSB 71.5% 14.3% 14.2% 0% 15% 30% 45% 60% 75% 12/31/2006 12/31/2007 12/31/2008 6/30/2010 Private Medicaid Medicare Notes: (1) Customer concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding properties under construction. 33 PORTFOLIO

GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/ borrowers to calculate expense per occupied unit and has not independently verified the information. 34

Freestanding: A property that offers one level of service. GLOSSARY Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual or projected income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet. Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. 32 Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on GLOSSARY hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is mainta ined with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. 35

GLOSSARY On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure. Region Definitions: Eight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes senior housing — operating portfolio. Senior Housing: Includes freestanding independent living, assisted living or dementia care properties as well as combination properties with multiple service levels on one campus. May also include CCRCs or properties that require an entrance fee. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved payment CAMF of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. SUPPLEMENTAL generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating REPORTING performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant MEASURES improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the prop erty level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 37

HEALTH CARE REIT, INC. 4500 Dorr Street Toledo, OH 43615-4040 419.247.2800 main 419.247.2826 fax www.hcreit.com